                                    BYLAWS

                                      OF

                            CORILLIAN CORPORATION

                                    CONTENTS


Article I.  Offices..................................................1
     1.1  Registered Office..........................................1
     1.2  Principal and Other Offices................................1
Article II.  Shareholder.............................................1
     2.1  Annual Meetings............................................1
     2.2  Special Meetings...........................................1
     2.3  Action Without a Meeting...................................2
     2.4  Place of Meeting...........................................2
     2.5  Notice of Meetings.........................................2
     2.6  Waiver of Notice...........................................3
     2.7  Record Date................................................3
     2.8  Organization of Meetings...................................4
     2.9  List of Shareholdas for Meetings...........................4
     2.10 Quorum.....................................................5
     2.12 Proxies....................................................6
     2.13 Acceptance of Votes........................................6
ARTICLE III.  Board of Directors.....................................7
     3.1  General Powprs.............................................7
     3.2  Number, Qualification and Term.............................8
     3.4  Removal by Shareholders....................................8
     3.5  Vacancies..................................................9
     3.6  Compensation...............................................9

                                                                           i


     3.7  Regular Meetings...........................................9
     3.8  Special Meetings...........................................9
     3.9  Teleiphone Meetings.......................................10
     3.10 Acton Without a Meeting...................................10
     3.11 Notice of Meetings........................................10
     3.12 Waiver of Notice..........................................10
     3.13 Organizatign of Meetings..................................11
     3.14 Quorum....................................................11
     3.15 Voting....................................................11
     3.16 Committees................................................12
     3.17 Conflicts of Interest.....................................13
     3.18 Loans to Directors........................................13
Article IV.  Officers...............................................14
     4.1  Number....................................................14
     4.2  Term of Office............................................14
     4.3  Resignation...............................................14
     4.4  Removal...................................................14
     4.5  Contract Rights of Officers...............................14
     4.6  Chairman of the Board.....................................14
     4.7  President.................................................15
     4.8  Vice Presidents...........................................15
     4.9  Secretary.................................................15
     4.10 Treasurer.................................................16

                                                                           ii


     4.11 Salaries..................................................16
Article V.  Shares..................................................16
     5.1  Issuance of Shares........................................16
     5.2  Share Options.............................................16
     5.3  Certfficates for Shares...................................17
     5.4  Transfer of Shares........................................17
     5.5  Restrictions an Transfer..................................18
     5.6  No Fractional Shares......................................18
Article VI.  Contracts, Loans, Checks and Deposits..................18
     6.1  Contracts.................................................18
     6.2  Loans.....................................................18
     6.3  Checks and Drafts.........................................18
     6.4  Deposits..................................................19
Article VII.  Dividends.............................................19
Article VII.  Notice................................................19
     8.1  Written Notice............................................19
     8.2  Methods of Notice.........................................19
     8.3  When Notice Effective.....................................19
     8.4  Notice to a Corporation...................................20
Article IX.  Seal...................................................20
Article X.  Amendments..............................................20


                                       BYLAWS
                                         OF
                               CORILLIAN CORPORATION

                                 ARTICLE I.  OFFICES

     1.1  REGISTERED OFFICE

     The corporation shaJ1 continuously maintain in the State of Oregon a registered office that may be, but need not be, the same as any of its places of business. (ORS 60.111(1))

     1.2  PRINCIPAL AND OTHER OFFICES

     The corporation may locate its principal office and such other offices ' either within or without the State of Oregon, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                               ARTICLE II.  SHAREHOLDER

     2.1  ANNUAL MEETINGS

     (a) The corporation shall hold an annual meeting of the shareholders on such date and at such time as may be designated by the Board of Directors, or, if not so designated, then on the fourth Thursday of April in each year beginning with the year 1995 at 10:00 o'clock a.m., for the purpose of electing Directors and transacting such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in the State of Oregon, the meeting shall be held on the next succeeding business day. (ORS 60.201(1),
 .307(3))

     (b) The failure to hold an annual meeting on the date fixed in accordance with Subsection (a) of this Section shall not affect the validity of any corporate action. (ORS 60.201(3))

     2.2  SPECIAL MEETINGS

     (a) The corporation shall hold a special meeting of shareholders on the call of the Board of Directors or if the holders of at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held- (ORS 60.204(1))

     (b) Only business within the purpose or purposes described in the meeting notice may be conduct4 at a special meeting of shareholders. (ORS 60.204(4))

     2.3  ACTION WITHOUT A MEETING

     (a) Action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the action is taken by all the shareholders entitled to vote on t I he action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action delivered to the corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. (ORS 60.211(1))

     (b) A consent signed under this Section has the effect of a meeting vote and may be described as such in any document. (ORS 60.211(3))

     (c) If applicable law, requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the corporation must give its nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have bee submitted to the shareholders for action. (ORS 60.211(4), .034)

     2.4  PLACE OF MEETING

     The Board of Directors may designate any place, within or without the State of Oregon, as the place of meeting for any annual or special meeting. If no designation is made, the place of meeting shall be the corporation's principal office. (ORS 60.201(2), .204(3))

     2.5  NOTICE OF MEETINGS

     (a) The corporation shall notify shareholders of the date, time and place of each annual and special meeting of shareholders not earlier than sixty (60) days or less than ten (10) days before the meeting date. Unless required otherwise by law or the Articles of Incorporation, the corporation is required to give notice only to shareholders entitled to vote at the meeting. (ORS 60.214(1), .034)

     (b) Unless required, otherwise by law or the Articles of Incorporation, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. (ORS 60.214(2))

     (c) Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. (ORS 60.214(3))

     (d) If an annual or special meeting of shareholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, however, then notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. (ORS 60.214(5))

     2.6  WAIVER OF NOTICE

     (a) A shareholder at any time may waive any notice required by law, the Articles of Incorporation or these Bylaws. The waiver must be in writing, signed by the shareholder entitled to the notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records. (ORS 60.217(1))

     (b)  A shareholder's, attendance at a meeting waives objection to:

          (1) Lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

          (2) Consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the sharehol4ei objects to considering the matter when it is presented.
     (ORS 60.217(2))

     2.7  RECORD DATE

     (a) The Board of Directors shall fix in advance a record date in order to determine the shareholders entitled to notice of a meeting of shareholders, to demand a special meeting of shareholders, to vote, to receive payment of a dividend other distribution or to take any other action or exercise any other right of shareholders. The record date shall not be more than seventy (70) clays before the meeting or action requiring a determination of shareholders. (ORS 60.221(1), (2))

     (b) If the Board of Directors fails to fix the record date for determining shareholders entitled to demand special meeting of shareholders, then the record date shall be the date the first shareholder signs the demand. (ORS 60.204(2))

     (c) If the Board of Directors fails to fix the record date for determining shareholders entitled to take action without a meeting of shareholders, then the record date shall be the date the first shareholder signed as the consent. (ORS 60.211(2))

     (d) If the Board of Directors fails to fix the record date for determining shareholders entitled to notice of, and to vote at an Annual or special meeting of shareholders, then the record date shall be the close of business on the clay before the first notice is delivered to shareholders. (ORS 60.214(4))

     (e) If the Board of Directors fails to fix the record date for determining shareholders entitled to a share dividend, then the record date shall be the date the Board authorizes the share dividend. (ORS 60.154(3))

     (f) If the Board of Directors fails to fix the record date for determining shareholders entitled to a distribution, other than, a date involving a repurchase or reacquisition of shares, then the record date shall be the date the Board authorizes the distribution. (ORS 60.181(2))

     (g) A determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. (ORS 60.221(3))

     2.8  ORGANIZATION OF MEETINGS

     At every meeting of shareholders:

     (a) The President, or if the President is absent then the Chairman of the Board, or if the Chairman of the Board has not been elected or is absent then any Vice President, or if no Vice President has been elected or is present then any individual chosen by a majority in interest of the shareholders entitled to vote at the meeting., shall act as chairman of the meeting.

     (b) The Secretary, or if the Secretary is absent then any Assistant Secretary, or if no Assistant Secretary has been elected or is present, then any individual chosen by a majority in interest of the shareholders entitled to vote at the meeting, shall act as secretary of the meeting.

     2.9  LIST OF SHAREHOLDERS FOR MEETINGS

     (a) After fixing a record date for a meeting of shareholders, the Secretary shall prepare an alphabetical list of the names of all of the shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. (ORS 60.224(1))

     (b) The list of shareholders must be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or the shareholders agent or attorney is entitled on written demand to inspect and, subject to the requirement of law, to copy the list during regular business hours and at the shareholder's expense during the period it is available for inspection. (ORS 60.224(2), .034, .774(3))

     (c) The Secretary shall make the list of shareholders available at the meeting, and any shareholder or the shareholder's agent or attorney is entitled to inspect the list at any time during the meeting, or any adjournment. (ORS 60.224(3))

     (d) Refusal or failure to prepare or make available the list of shareholders does not affect the validity of action taken at the meeting. (ORS 60.224(5))

     2.10 QUORUM

     (a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or law provide for a lesser or greater number, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. (ORS 60.241(1))

     (b) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. (ORS 60.241(2))

     2.11 Voting

     (a) Except as the Articles of Incorporation or these Bylaws provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a meeting of shareholders. Only shares are entitled to vote. (ORS 60.227(1))

     (b) If a quorum exists, action on a matter, other than the election of Directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or law require a greater number of affirmative votes. (ORS 60.241(3))

     (c) Unless otherwise provided in the Articles of Incorporation, Directors axe elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. (ORS 60.251(1))

     (d) If the Articles of Incorporation or law provide for voting by a single group on a matter, action on that matter is taken when voted upon by that voting group. (ORS 60.244(1))

     (e)  If the Articles of Incorporation or law provide for voting for two
(2) or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately, Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter. (ORS 60.244(2))

     2.12 PROXIES

     (a)  A shareholder may vote shares in person or by proxy.  (ORS
60.231(1))

     (b) A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's attorney-in-fact. (ORS 60.231(2))

     (c) An appointment of a proxy is effective when received by the Secretary. An appointment is valid for eleven (11) months unless a longer periods expressly provided in the appointment form. (ORS 60.231(3))

     2.13 ACCEPTANCE OF VOTES

     (a) If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder. (ORS 60.237(1))

     (b) If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the corporation, if acting in good faith, nevertheless is entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if:

          (1) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

          (2) The name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

          (3) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

          (4) The name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver or proxy appointment; or

          (5) Two (2) or more persons are the shareholder as covenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners. (ORS 60.237(2))

     (c) The corporation is entitled to reject a vote, consent, waiver or proxy appointment if the Secretary, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder. (ORS 60.237(3))

     (d) Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares. (ORS 60.227(4), .034)

     (e) The shares of the corporation axe not entitled to vote if they are owned, directly or indirectly, by a second domestic or foreign corporation, and the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation. The preceding sentence does not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity. (ORS 60.227(2), (3))

                        ARTICLE III.  BOARD OF DIRECTORS

     3.1  GENERAL POWERS

     All corporate powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation. (ORS 60.301(2))

     3.2  NUMBER, QUALIFICATION AND TERM

     (a) The number of Directors shall be between one (1) and seven (7), as established by resolution of the Board of Directors. The number of Directors may be increased or decreased from time to time by amendment of these Bylaws, but no decrease shall shorten the term of an incumbent Director. (ORS 60.307(1), (2),
 .314(3))

     (b) Directors need not be residents of the State of Oregon or shareholders of the corporation, unless required by the Articles of Incorporation. (ORS 60.304)

     (c) The terms of the initial Directors expire at the first meeting of shareholders at which Directors are elected. The terms of all other Directors expire at the next annual meeting of shareholders following their election. Despite the expiration of a Director's term, the Director continues to serve until the Director's successor is elected and qualifies or until there is a decrease in the number of Directors. (ORS 60.314(1), (2), (5))

     3.3  Resignation

     (a) A Director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board or the corporation. (ORS 60.321(1))

     (b)  A resignation is effective when the notice is effective under
Article VIII unless the notice specifies a later effective date. (ORS 60.321(2), .034)

     (c) Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. (ORS 60.321(3))

     3.4  REMOVAL BY SHAREHOLDERS

     (a) The shareholders may remove one or more Directors with or without cause unless the Articles of Incorporation provide that Directors may be removed only for cause. (ORS 60.324(1))

     (b) A Director may be removed only if the number of votes cast to remove the Director exceed the number of votes cast not to remove the Director. (ORS 60.324(3))

     (c) A Director may be removed by the shareholders only at a meeting called for the purpose of removing the Director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director. (ORS 60.324(4))

     3.5  VACANCIES

     (a) Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors:

          (1)  The shareholders may fill the vacancy;

          (2)  The Board may fill the vacancy; or

          (3) If the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office. (ORS60.331(1))

     (b) The term of a Director elected to fill a vacancy expires at the next meeting of shareholders at which Directors are elected. (ORS 60.314(4))

     3.6  COMPENSATION

     Unless the Articles of Incorporation provide otherwise, the Board of Directors, by resolution, may pay each Director his or her expenses, if any, of attendance at each meeting of the Board, as well as a stated salary f6r his or her service as a Director or a fixed sum for attendance at each meeting of the Board or both. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. (ORS 60.334)

     3.7  REGULAR MEETINGS

     Unless the Articles of Incorporation provide otherwise, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. The Board may provide, by resolution, the time and place, either within or without the State of Oregon, for the holding of regular meetings without other notice than such resolution. (ORS 60.344(1),
 .337(1))

     3.8  SPECIAL MEETINGS

     Special meetings of the Board of Directors may be called by or at the request of the President, the Chairman of the Board or any two (2) of the Directors. The person or persons authorized to call special meetings as the Board may fix the time and place, either within or without the State of Oregon, as the time and place for holding any special meeting of the Board called by him, her or them. (ORS 60.337(1))

     3.9  TELEPHONE MEETINGS

     Unless the Articles of Incorporation provide otherwise, the Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or conduct the meeting through, use of any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting. (ORS 60.337(2))

     3.10 ACTON WITHOUT A MEETING

     (a) Unless the Articles of Incorporation provide otherwise, action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each Director and included in the minutes or Bled with the corporate records reflecting the action taken. (ORS 60.341(1))

     (b) Action taken under this Section is effective when the last Director signs the consent, unless the consent specifies an earlier or later effective date. (ORS 60.341(2))

     (c) A consent signed under this Section has the effect of a meeting vote and may be described as such in any document. (ORS 60.341(3))

     3.11 NOTICE OF MEETINGS

     Unless the Articles of Incorporation provide for a longer or shorter period, special meetings of the Board of Directors must be preceded by at least two (2) days notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting unless required by the Articles of Incorporation. (ORS 60.344(2), .034)

     3.12 WAIVER OF NOTICE

     (a) A Director at any time may waive any notice required by law, the Articles of Incorporation or these Bylaws. Except as provided in Subsection
(b) of this Section, the waiver must be in writing, must be signed by the Director entitled to the notice, must specify the meeting for which notice is waived and must be f3led with the minutes or corporate records. (ORS 60.347(1))

     (b) A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting unless the Director at the beginning of the meeting, or promptly upon the Director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. (ORS 60.347(2))

     3.13 ORGANIZATION OF MEETINGS

     At every meeting of the Board of Directors:

     (a) The Chairman. of the Board, or if the Chairman of the Board has not been elected or is absent then the President, or if the President is absent then any Director chosen by a majority of the Directors present at the meeting, shall act as chairman of the meeting.

     (b) The Secretary, or if the Secretary is absent then any Assistant Secretary, or if no Assistant Secretary has been elected or is present, then any individual chosen by a majority of the Directors present at the meeting, shall act as secretary of the meeting.

     3.14 QUORUM

     Unless the Articles of Incorporation requires a greater number, a quorum of the Board of Directors consists of:

     (a) If the corporation has a fixed Board size, a majority of the fixed number of Directors; or

     (b) If the corporation has a variable-range size Board, a majority of the number of Directors prescribed, or if no number is prescribed, a majority of the number in office immediately before the meeting begins. (ORS 60.351(1))

     3.15 VOTING

     (a) If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors unless the Articles of Incorporation requires the vote of a greater number of Directors. (ORS 60.351(3))

     (b) A Director who is present at a meeting of the Board of Directors or a committee of the Board when corporate action is taken is deemed to have assented to the action taken unless:

          (1) The Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to holding the meeting or transacting business at the meeting;

          (2) The Director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

          (3) The Director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting.

     The right of dissent or abstention is not available to a Director who votes in favor of the action taken. (ORS 60.351(4))

     3.16 COMMITTEES

     (a) Unless the Articles of Incorporation provide otherwise, the Board of Directors may create one or more committees and appoint members of the Board to serve on them. Each committee shall have two (2) or more members, who serve at the pleasure of the Board. (ORS 60.354(1))

     (b) The creation of a committee and appointment of members to it must be approved by the greater of a majority of all the Directors in office when the action is taken or the number of Directors required to take action under
Section 3.15.  (ORS 60.354(2))

     (c) The provisions of the Articles of Incorporation and these Bylaws governing meetings, action without meetings, notice, waiver of notice and quorum and voting requirements of the Board of Directors apply to committees and their members as well. (ORS 60.354(3))

     (d) Except as provided in Subsection (e) of this Section, to the extent specified by the Board of Directors or in the Articles of Incorporation, each committee may exercise the authority of the Board. (ORS 60.354(4))

     (e)  A committee may not:

          (1)  Authorize distributions;

          (2) Approve or propose to shareholders actions that are required to be approved by shareholders;

          (3) Fill vacancies on the Board of Directors or on any of its committees;

          (4)  Amend the Articles of Incorporation;

          (5)  Adopt, amend or repeal bylaws;

          (6)  Approve a plan of merger not requiring shareholder approval;

          (7) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board; or

          (8) Authorize or approve the issuance or sale or contract for issuance or sale of shares or any other securities of the corporation, or determine the designation and relative rights, preferences and limitations of a class or series of shares of the corporation. (ORS 60.354(5))

     3.17 CONFLICTS OF INTEREST

     A conflict of interest transaction is not voidable by the corporation solely because of a Director's interest in the transaction if any one of the following is true:

     (a) The material facts of the transaction and the Director's interest were disclosed or known to the Board of Directors or a committee of the Board and the Board or committee authorized, approved or ratified the transaction;

     (b) The material facts of the transaction and the Director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction; or

     (c)  The transaction was fair to the corporation.  (ORS 60.361(1))

     3.18 LOANS TO DIRECTORS

     (a) The corporation may not lend money to or guarantee the obligation of a Director unless:

          (1) The particular loan or guaranty is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, excluding the votes of shares owned by or voted under the control of the benefited Director; or

          (2) The Board of Directors determines that the loan or guaranty benefits the corporation and either approves the specific loan or guaranty or a general plan authorizing loans and guaranties. (ORS 60.364(1))

     (b) The fact that a loan or guaranty is made in violation of this Section does not affect the borrower's liability on the loan. (ORS 60.364(2))

                         ARTICLE IV.  OFFICERS

     4.1  NUMBER

     (a) The officers of the corporation shall include a President and a Secretary and may also include a Chairman of the Board, one or more Vice Presidents and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers, assistant officers and agents as may be deemed necessary may be elected or appointed by the Board and shall. have such powers and duties as maybe prescribed by the Board. (ORS 60.371(1))

     (b) The same individual may simultaneously hold more than one office in the corporation. (ORS 60.371(4))

     4.2  TERM OF OFFICE

     Each officer shall hold office until a successor shall have been duly elected and shall have qualified or until the officer's resignation or removal.

     4.3  RESIGNATION

     (a) An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is effective under
Article VIII unless the notice specifies a later effective date. (ORS 60.381(1), .034)

     (b) Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. (ORS 60.381(3))

     4.4  REMOVAL

     The Board of Directors may remove any officer at any time with or without cause. (ORS 60.381(2))

     4.5  CONTRACT RIGHTS OF OFFICERS

     The election of an officer does not itself create contract rights. Removal or resignation of an officer does not affect the contract rights, if any, of the corporation or the officer. (ORS 60.384)

     4.6  CHAIRMAN OF THE BOARD

     The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be prescribed by the Board. (ORS 60.374)

     4.7  PRESIDENT

     The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, in general shall supervise, direct and control the business and affairs and the other officers (except the Chairman of the Board) of the corporation. The President shall perform all duties commonly incident to the office of President and such other duties as from time to time may be assigned by the Board. (ORS 60.374)

     4.8  VICE PRESIDENTS

     The Board of Directors may elect one or more Vice Presidents. In the absence of the President or in the event of the President's death or inability or refusal to act, the Vice President (or if more than one, then the Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties as from time to time may be assigned by the President or the Board. (ORS 60.374)

     4.9  SECRETARY

     The Secretary shall:

     (a) Prepare the minutes of all meetings of the Board of Directors and all committees of the Board and of all meetings of shareholders and shall have custody of the minute book, seal and other corporate records,

     (b) Countersign all instruments requiring the seal of the corporation except when the power to sign or execute is expressly delegated to another officer by the Board of Directors or these Bylaws;

     (c)  See that all notices provided for in these Bylaws are duly given;

     (d) Keep a register of the mailing address of each shareholder as furnished to the Secretary by such shareholder;

     (e)  Have general charge of the stock transfer books of the corporation,

     (f)  Authenticate records of the corporation; and

     (g) In general perform all duties commonly incident to the office of Secretary and such other duties as from time to time may be assigned by the President or the Board. (ORS 60.374, .371(3))

     4.10 TREASURER

     The Treasurer shall:

     (a) Have charge and custody of and be responsible for all funds and securities of the corporation;

     (b) Receive and. give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws;

     (c) If required by the Board, give a bond fox the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine; and

     (d) In general perform all duties commonly incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or the Board of Directors. (ORS 60.374)

     4.11 SALARIES

     The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary because the officer is also a Director of the corporation. Any officer who also is a Director may vote upon his or her own salary.

                                  ARTICLE V.  SHARES

     5.1  ISSUANCE OF SHARES

     The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation. (ORS 60.147(2))

     5.2  SHARE OPTIONS

     The corporation may issue rights, Options Or warrants for the purchase of shares of the corporation. The Board of Directors shall determine the terms upon which such rights, options or warrants are issued, their form and content and the consideration for which the shares are to be issued. (ORS 60.157)

     5.3  CERTIFICATES FOR SHARES

     (a) All shares issued by the corporation shall be represented by certificates. (ORS 60.161(1), .164(1))

     (b) Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors, provided that each certificate shall state on its face:

          (1) The name of the corporation and that it is organized under the laws of the State of Oregon;

          (2)  The name of the person to whom the shares are issued; and

          (3) The number and class of shares and the designation of the series, if any, the certificate represents. (ORS 60.161(2))

     (c) If the corporation is authorized in its Articles of Incorporation to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class, the variations in rights, preferences and limitations determined for each series and the authority of the Board of

Directors to determine variations for future series either shall be summarized on the front or back of each certificate or each certificate shall state conspicuously on its front or back that the corporation will furnish the shareholder with this information on request in writing and without charge. (ORS 60.161(3))

     (d) Certificates shall be signed, either manually or with a facsimile of manual signatures, by the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. (ORS 60.161(4))

     (e) All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     5.4  TRANSFER OF SHARES

     Transfer of shares of the corporation shall be made only by the holder of record thereof, the holder's legal representative (who shall furnish proper evidence of authority to transfer) or the holder's attorney (who shall furnish a proper power of attorney duly executed and filed with the Secretary of the corporation). The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     5.5  RESTRICTIONS AN TRANSFER

     No securities of the corporation and no certificate representing such securities shall be transferred in violation of any:

     (a)  Law;

     (b) Restriction on such transfer set forth in the Articles of Incorporation; or

     (c) Restriction contained in any stock purchase, buy-sell, right of list refusal or other agreement, if such agreement has been f3led with the corporation and such restriction has been noted on the certificates representing such securities. The corporation shall not be bound by any restriction unless such agreement has been filed and such restriction has been noted on such certificates. The corporation and any party to any such agreement shall have the right to have a restrictive legend imprinted on any such certificates and on any certificates issued in replacement or exchange thereof. (ORS 60.167)

     5.6  NO FRACTIONAL SHARES

     The corporation shall not issue fractions of shares.  (ORS 60.141)

              ARTICLE VI.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

     6.1  CONTRACTS

     Except as provided otherwise by law or these Bylaws, the Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specific instances.

     6.2  LOANS

     No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     6.3  CHECKS AND DRAFTS

     All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the c6rporation shall be signed by such officer or officers and agent or agents of the corporation as from time to time shall be determined by resolution of the Board Of Directors.

     6.4  DEPOSITS

     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                               ARTICLE VII.  DIVIDENDS

     From time to time, the Board of Directors in the exercise of sound discretion may declare and the corporation may pay dividends or make other distributions to its shareholders subject to the requirements of law and the Articles of Incorporation. (ORS 60.181)

                                 ARTICLE VII.  NOTICE

     8.1  WRITTEN NOTICE

     Notice shall be in writing unless oral notice is specifically permitted under the circumstances by the Articles of Incorporation or these Bylaws. All notices by the corporation to the shareholders shall be in writing. (ORS 60.034(1), (3))

     8.2  METHODS OF NOTICE

     Notice may be communicated in person, by telephone, telegraph, teletype or other form of wire or wireless communication or by mail or private carrier. (ORS 60.034(2))

     8.3  WHEN NOTICE EFFECTIVE

     (a) Written notice by the corporation to a shareholder, if in a comprehensible form, is effective when mailed if it is mailed postpaid and is correctly addressed to the shareholder's address shown in the corporation's current record of shareholders. (ORS 60.034(3))

     (b) Except as provided in Subsection (a) of this Section, written notice, if in a comprehensible form, is effective at the earliest of the following:

          (1)  When received;

          (2) Five (5) days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed; or

          (3) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. (ORS 60.034(5))

     (c) Oral notice is effective when communicated if communicated in a comprehensible manner. (ORS 60.034(6))

     8.4  NOTICE TO A CORPORATION

     Written notice to a domestic or foreign corporation authorized to transact business in the State of Oregon may be addressed to its registered agent at its registered office or to the domestic or foreign corporation or its president or secretary at its principal office or mailing address as shown in the records of the office. (ORS 60.034(4))

                               ARTICLE IX.  SEAL

     The seal of the corporation shall be circular in form and shall have inscribed thereon the name of the corporation and the words "Oregon" and "Corporate Seal".

                                ARTICLE X.  AMENDMENTS

     Unless the Articles of Incorporation or law provide otherwise, these Bylaws may be amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting, subject to repeal or change by action of the shareholders of the corporation. (ORS 60.461, .464, .467,
 .061(2))

                               CERTIFICATE OF SECRETARY

     I, Tracy Schmerber, hereby certify that I am the duly elected Secretary of Corillian Corporation (the "Company") and that the foregoing Bylaws were duly adopted by the Board of Directors of the Company as of May 1, 1997.

     Date:  May 1, 1997

                                        /s/ Tracy Schmerber
                                   --------------------------------------
                                   Tracy Schmerber, Secretary